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                                  EXHIBIT 11.1
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                                                OMNIPOINT CORPORATION

                                      STATEMENT OF COMPUTATION OF LOSS PER SHARE

                                        ( In thousands, except per share data)



                                                Three Months Ended September 30,         Nine Months Ended September 30,
                                                               (unaudited)                             (unaudited)
                                                ----------------------------------       ---------------------------------
                                                     1997               1996                  1997              1996
                                                ---------------     --------------       ---------------   ---------------
     Calculation of primary loss per share:
       Net loss                                 $     (81,161)      $     (27,851)       $     (201,830)    $     (65,264)
                                                ===============     ==============       ===============   ===============

       Common shares outstanding                        51,587             50,278                51,440            45,458

                                                ---------------     --------------       ---------------   ---------------
            Total shares - primary
                                                        51,587             50,278                51,440            45,458
                                                ===============     ==============       ===============   ===============
     Primary loss per share:
       Net loss per share                       $       (1.57)      $      (0.55)         $      (3.92)    $       (1.44)
                                                ===============     ==============       ===============   ===============








Note:     The computation of fully diluted earnings per share is identical to that of primary earnings per share for the periods presented above and therefore is not included separately herein.

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